UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2021
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On January 26, 2021, the board of directors of Skyworks Solutions, Inc. (the “Company”), authorized the repurchase of up to $2.0 billion of the Company’s common stock from time to time prior to January 26, 2023, on the open market or in privately negotiated transactions, in compliance with applicable securities laws and other legal requirements. This newly authorized stock repurchase program replaces in its entirety the $2.0 billion stock repurchase program that was approved by the board of directors on January 30, 2019, and had approximately $783 million of repurchase authority remaining.

The timing and amount of any shares of the Company’s common stock that are repurchased under the new repurchase program will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time. The Company currently expects to fund the repurchase program using the Company’s working capital.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

January 28, 2021	By:	/s/ Kris Sennesael
	Name:	Kris Sennesael
	Title:	Senior Vice President and Chief Financial Officer